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                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             LXR BIOTECHNOLOGY, INC.
                   (Originally incorporated on April 20, 1992)

            LXR Biotechnology, Inc., a Delaware corporation, hereby certifies that the Restated Certificate of Incorporation of the corporation attached hereto as Exhibit "A", which is incorporated herein by this reference, and which restates, integrates and further amends the provisions of the Restated Certificate of Incorporation of this corporation as heretofore amended or supplemented, has been duly adopted by the corporation's Board of Directors and stockholders in accordance with Sections 228, 242 and 245 of the Delaware General Corporation Law, notice to nonconsenting stockholders having been given in accordance with Section 228(d) of the Delaware General Corporation Law.

            IN WITNESS WHEREOF, said corporation has caused this Restated Certificate of Incorportion to be signed by its duly authorized officers this 9th day of December, 1993.

                                    LXR BIOTECHNOLOGY, INC.

                                    By:   /s/ L. Scott Minick
                                         -----------------------------
                                         L. Scott Minick, President

ATTEST:

 /s/ Mark J. Tomei
- -------------------------------
Mark J. Tomei, Secretary
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                                    EXHIBIT A

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                             LXR BIOTECHNOLOGY, INC.

                                    ARTICLE I

      The name of the corporation (hereinafter called the "Corporation") is LXR Biotechnology Inc.

                                   ARTICLE II

      The address of the registered office of the Corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover, County of Kent, and the name of the registered agent of the Corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

                                   ARTICLE III

      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

      The Corporation is authorized to issue two classes of shares designated, respectively, Common Stock, of which the Corporation is authorized to issue 30,000,000 shares, each having a par value of $0.0001, and Preferred Stock, of which the Corporation is authorized to issue 5,000,000 shares, each having a par value of $0.01. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix or alter any or all of the rights, preferences, privileges and restrictions, including, without limitation, the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, preemptive rights and the liquidation preferences, of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of share of such series.

                                    ARTICLE V

      In furtherance and not in limitation of the powers conferred by statute, the Board of Directors shall have the power to adopt, amend, repeal or otherwise alter the Bylaws of the
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      Corporation without any action on the part of the stockholders; provided, however, that any Bylaws made by the Board of Directors and any and all powers conferred by any of said Bylaws may be amended, altered or repealed by the stockholders; and provided further, that no amendment to the Bylaws adopted by the Board of Directors shall vary or conflict with any amendment adopted by the stockholders that expressly states that it may not be amended by the Board of Directors.

                                   ARTICLE VI

      A director of the Corporation shall, to the full extent permitted by the General Corporation Law of the State of Delaware, not be liable to the Corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director.


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